RUSSELL EXCHANGE TRADED FUNDS TRUST

DISTRIBUTION PLAN

1. The Trust. Russell Exchange Traded Funds Trust (the “Trust”) is an open-end management investment company registered as such under the Investment Company Act of 1940, as amended (the “1940 Act”), and is authorized to issue separate series (each such series is referred to herein as a “Fund”).

2. The Plan. The Trust desires to adopt a plan of distribution pursuant to Rule 12b-1 under the 1940 Act with respect to the shares of beneficial interest (“Shares”) of the Funds which are identified on Exhibit A hereof, as amended from time to time, and the Board of Trustees of the Trust (the “Board of Trustees”) has determined that there is a reasonable likelihood that adoption of this Distribution Plan (the “Plan”) will benefit each such Fund (the “Designated Fund”) and its holders of Shares. Accordingly, each Designated Fund hereby adopts this Plan in accordance with Rule 12b-1 under the 1940 Act on the following terms and conditions (capitalized terms not otherwise defined herein have the meanings assigned thereto in the Funds’ registration statement under the 1940 Act and under the Securities Act of 1933, as amended, as such registration statement is amended by any amendments thereto at the time in effect).

3. The Distributor. The Trust has entered into a written Distribution Agreement with a distributor (the “Distributor”), pursuant to which the Distributor will act as the distributor with respect to the creation and distribution of Creation Unit size aggregations of Shares as described in the Funds’ registration statement (“Creation Units”) of each Fund.

4. Payments. (a) The Trust may pay a monthly fee not to exceed 0.25% per annum of each Fund’s average daily net assets to reimburse the Distributor for actual amounts expended to finance any activity primarily intended to result in the sale of Creation Units of each Fund, including but not limited to (i) delivering copies of the Trust’s then-current prospectus to prospective purchasers of such Creation Units; (ii) marketing and promotional services including advertising; and (iii) such other services and obligations as are set forth in the Distribution Agreement. Such payments shall be made within ten (10) days of the end of each calendar month. The determination of daily net assets shall be made at the close of business each day throughout the month and computed in the manner specified in the then current Prospectus for the determination of the net asset value of Creation Units.

(b) Distribution expenses incurred in any one year in excess of 0.25% of each Fund’s average daily net assets may be reimbursed in subsequent years subject to the annual 0.25% limit and subject further to the approval of the Board of Trustees including a majority of the Trustees who are not “interested persons” of the Trust (as defined in the 1940 Act) and who have no direct or indirect financial interest in the operation of this Plan or in any agreement related to this Plan (the “Independent Trustees”).

(c) The Distributor may use all or any portion of the amount received pursuant to this Plan to compensate securities dealers or other persons that may also be Authorized Participants for providing distribution assistance, including broker-dealer and shareholder support and educational and promotional services, pursuant to agreements with the Distributor, or to pay any of the expenses associated with other activities authorized under paragraph 4(a) hereof.

(d) Nothing in this Plan shall operate or be construed to limit the extent to which the Trust’s investment adviser or any other person, other than the Trust, may incur costs and bear expenses associated with the distribution of Shares in a Fund. The Trust’s investment adviser and other parties may from time to time make payments to third parties out of their advisory or other fee. If such payments are deemed to be indirect financing of an activity primarily intended to result in the sale of Shares issued by a Fund within the context of Rule 12b-1 under the 1940 Act, such payments shall be authorized by this Plan.

5. Effective Date. This Plan shall become effective upon approval by a vote of both a majority of the Board of Trustees and a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on this Plan.

6. Term. This Plan shall, unless terminated as hereinafter provided, remain in effect with respect to the Designated Fund for one year from its effective date and shall continue thereafter, provided that its continuance is specifically approved at least annually by a vote of both a majority of the Trustees and a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on this Plan.

7. Amendment. This Plan may be amended at any time by the Board of Trustees, provided that (a) any amendment to increase materially the amount to be spent for the services provided for in paragraph 4 hereof shall be effective only upon approval by a vote of a majority of the outstanding voting securities (as such term is defined in the 1940 Act) of the Designated Fund, and (b) any material amendment of this Plan shall be effective only upon approval by a vote of both a majority of the Board of Trustees and a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such amendment.

8. Termination. This Plan may be terminated at any time, without payment of any penalty, by vote of a majority of the Independent Trustees, or by vote of a majority of the outstanding voting securities (as such term is defined in the 1940 Act) of the Designated Fund. In the event of termination or non-continuance of this Plan, the Trust may reimburse any expense which it incurred prior to such termination or non-continuance, provided that such reimbursement is specifically approved by both a majority of the Board of Trustees and a majority of the Independent Trustees.

9. Assignment. This plan will not be terminated by an assignment, however, an assignment will terminate any agreement under the plan involving any such assignment.

10. Reports. While this Plan is in effect, the Distributor shall provide to the Trustees, and the Trustees shall review, at least quarterly, a written report of the amounts expended pursuant to the Plan and the purposes for which such expenditures were made.

11. Records. The Trust shall preserve copies of this Plan, each agreement related hereto and each report referred to in paragraph 10 hereof for a period of at least six years from the date of the Plan, agreement and report, the first two years in an easily accessible place.

12. Independent Trustees. While this Plan is in effect, the selection and nomination of Independent Trustees shall be committed to the discretion of the Trustees who are not “interested persons” of the Trust (as defined in the 1940 Act).

13. Severability. If any provision of the Plan shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Plan shall not be affected thereby.

Plan adopted: , 2012	RUSSELL EXCHANGE TRADED FUNDS TRUST

By:

Title:

EXHIBIT A

Russell Exchange Traded Funds Trust

Name of Series

Russell Equity ETF

Russell Global Opportunity ETF

Russell Bond ETF

Russell Real Return ETF

Russell 1000 Low Beta ETF

Russell 1000 High Beta ETF

Russell 1000 Low Volatility ETF

Russell 1000 High Volatility ETF

Russell 1000 High Momentum ETF

Russell 2000 Low Beta ETF

Russell 2000 High Beta ETF

Russell 2000 Low Volatility ETF

Russell 2000 High Volatility ETF

Russell 2000 High Momentum ETF

Russell Aggressive Growth ETF

Russell Consistent Growth ETF

Russell Growth at a Reasonable Price ETF

Russell Contrarian ETF

Russell Equity Income ETF

Russell Low P/E ETF

Russell Small & Mid Cap Defensive Value ETF

Russell Small Cap Defensive Value ETF

Russell One World Large Cap ETF

Russell One World Large Cap Growth ETF

Russell One World Large Cap Value ETF

Russell One World Small Cap ETF

Russell One World Small Cap Growth ETF

Russell One World Small Cap Value ETF

Russell One World All Cap ETF

Russell One World All Cap Growth ETF

Russell One World All Cap Value ETF

Russell One World ex-U.S. Large Cap ETF

Russell One World ex-U.S. Large Cap Growth ETF

Russell One World ex-U.S. Large Cap Value ETF

Russell One World ex-U.S. Small Cap ETF

Russell One World ex-U.S. Small Cap Growth ETF

Russell One World ex-U.S. Small Cap Value ETF

Russell One World ex-U.S. All Cap ETF

Russell One World ex-U.S. All Cap Growth ETF

Russell One World ex-U.S. All Cap Value ETF Russell Developed ex-U.S. Large Cap ETF Russell Emerging Markets Large Cap ETF
Russell Small Cap Consistent Growth ETF
Russell Small Cap Low P/E ETF
Russell Small Cap Contrarian ETF
Russell Small Cap Aggressive Growth ETF
Russell Developed ex-U.S. High Momentum ETF
Russell Developed ex-U.S. High Beta ETF
Russell Developed ex-U.S. Low Beta ETF
Russell Developed ex-U.S. High Volatility ETF
Russell Developed ex-U.S. Low Volatility ETF
Russell Total Return Fixed Income ETF
Russell Core Fixed Income ETF
Russell Emerging Markets Fixed Income ETF
Russell U.S. Large Cap ETF
Russell U.S. Large Cap Growth ETF
Russell U.S. Large Cap Value ETF
Russell U.S. All Cap ETF
Russell U.S. Mid Cap ETF
Russell U.S. Small Cap ETF
Russell High Dividend Yield ETF
Russell Small Cap High Dividend Yield ETF
Russell International High Dividend Yield ETF